EXHIBIT 1

                JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)

            In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock, $.01 par value, of Enzon, Inc.


                                       CLEARWATER FUND IV LTD.

                                       /s/ Hans Frederic Heye
                                       -----------------------------------------
                                       By: Hans Frederic Heye
                                       Title: Director


                                       CLEARWATER FUND IV, LLC

                                       /s/ Hans Frederic Heye
                                       -----------------------------------------
                                       By: Hans Frederic Heye
                                       Title: Managing Member


                                       CLEARWATER OFFSHORE FUND LTD.

                                       By: Manning Consultant Ltd., Director

                                       By: Falkirk, S.A., its attorney-in-fact

                                       /s/ Lindsey Cancino
                                       -----------------------------------------
                                       By: Lindsey Cancino
                                       Title: Director


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